Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of LNPR Group Inc. of our report dated March 31, 2023, relating to our audits of the December 31, 2022 and 2021 financial statements, incorporated by reference in the Prospectus, which is part of this Registration Statement.

/s/ JTC Fair Song CPA Firm

JTC Fair Song CPA Firm

We have served as the Company’s auditor since 2021.

Shenzhen, China

October 20, 2023

PCAOB Firm ID: 2747